UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

MSTI Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136592	26-0240347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259-263 Goffle Road Hawthorne, New Jersey		07506
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 304-6080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with our May 2007 private offering of convertible debentures (the “Debentures”) and warrants (the “Warrants”), we entered into (a) a Securities Purchase Agreement with the purchasers of the Debentures and Warrants (the “Purchasers”), which prohibited us from issuing shares of common stock or common stock equivalents until 90 days after a registration statement registering all of the common stock underlying the Debentures and Warrants (the “Registration Statement”) is declared effective by the Securities and Exchange Commission (the “SEC”), subject to certain limited exceptions, and (b) a Registration Rights Agreement with the Purchasers, which stated that if the Registration Statement was not declared effective by the SEC on or before November 21, 2007 (the “Effectiveness Date”), we would be required to pay to each Purchaser, for each month in which the Registration Statement had not been declared effective, an amount in cash equal to 1% of the aggregate purchase price paid by such Purchaser for any unregistered securities then held by such Purchaser (“Liquidated Damages”).

On February 11, 2008, the Purchasers executed a letter agreement (the “Letter Agreement”) with us containing, among other things, the following:

(i)
The Purchasers waived any non-compliance with clause (a) above, along with any and all related penalties, damages and claims, in connection with our issuance of (A) $3 million of shares of common stock to Telkonet, Inc., (B) shares of common stock in connection with acquisitions or strategic transactions approved by our directors, but not including a transaction where the shares are being issued primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (C) 2,000,000 shares of common stock to employees and consultants under our 2007 Stock Incentive Plan at an exercise price of no less than $0.65 per share;

(ii)
The Purchasers waived any non-compliance with clause (b) above, along with any default, breach or threatened breach, arising under the Registration Rights Agreement, the Debentures or the Warrants, and waiving any Liquidated Damages, in each case resulting or that could result from our failure to have the Registration Statement declared effective by the SEC by  the Effectiveness Date. In exchange for the investors waiving their rights to Liquidated Damages, we agreed to reduce the exercise price of the Warrants from $1.00 to $0.65;

(iii)	If Frank Matarazzo ceases being our Chief Executive Officer, that would be an event of default under the Debentures; and

(iv)	The exercise price of all of our outstanding options and warrants was set at $0.65 per share.

The foregoing summary is not a complete description of the terms of the Letter Agreement, and reference is made to the complete text of such agreement, attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter Agreement by and among MSTI Holdings, Inc. and the purchasers of the Convertible Debentures

10.2
Form of 8% Secured Convertible Debenture due April 30, 2010 (Incorporated herein by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2007)

10.3	Form of Debenture Warrant (Incorporated herein by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2007)

10.4
Securities Purchase Agreement for 8% Senior Convertible Debentures, dated May 25, 2007, by and among the Company and signatories thereto (Incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2007)

10.5
Form of Debenture Registration Rights Agreement (Incorporated herein by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 12, 2008

MSTI Holdings, Inc.

By:	/s/ Frank Matarazzo
Name: Frank Matarazzo
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement by and among MSTI Holdings, Inc. and the purchasers of the Convertible Debentures

10.2
Form of 8% Secured Convertible Debenture due April 30, 2010 (Incorporated herein by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2007)

10.3	Form of Debenture Warrant (Incorporated herein by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2007)

10.4
Securities Purchase Agreement for 8% Senior Convertible Debentures, dated May 25, 2007, by and among the Company and signatories thereto (Incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2007)

10.5
Form of Debenture Registration Rights Agreement (Incorporated herein by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2007)